UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 8, 2007

Wyndham Worldwide Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-32876 (Commission File Number)	20-0052541 (IRS Employer Identification No.)

Seven Sylvan Way Parsippany, NJ (Address of Principal Executive Offices)	07054 (Zip Code)
(973) 753-6000
(Registrant’s telephone number, including area code)
None
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Wyndham Worldwide Corporation (the “Company”) issued a press release today announcing the extension of its offer to exchange $800,000,000 aggregate principal amount of the Company’s 6.00% Senior Notes due 2016 (the “Old Notes”) for $800,000,000 aggregate principal amount of the Company’s new 6.00% Senior Notes due 2016 that have been registered under the Securities Act of 1933, as amended. The exchange offer is now scheduled to expire at 5:00 p.m., New York City time, on June 11, 2007.
     The extension of the exchange offer has been made to allow holders of outstanding Old Notes who have not yet tendered their Old Notes for exchange to do so.
     As of 5:00 p.m., New York City time, on June 8, 2007, which was the original expiration date for the exchange offer, 98.75% of the outstanding principal amount of the Old Notes had been validly tendered and not withdrawn pursuant to the exchange offer. Other than the extension described herein, all of the terms of the exchange offer remain unchanged.
     A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release of Wyndham Worldwide Corporation dated June 8, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION
By:	/s/ Virginia M. Wilson
Name:	Virginia M. Wilson
Title:	Chief Financial Officer

     Date: June 8, 2007

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release of Wyndham Worldwide Corporation dated June 8, 2007

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